Exhibit 99.2

In connection with the Annual Report of IMPATH Inc. and Subsidaries (the “Company”) on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James V. Agnello Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By /s/ JAMES V. AGNELLO[2]
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James V. Agnello
Chief Financial Officer and Senior Vice President

[2] A signed original of this written statement required by Section 906 has been provided to IMPATH Inc. and will be retained by IMPATH Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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